                  FIDELITY BOND INSURANCE ALLOCATION AGREEMENT

     This Agreement is dated as of January 31, 2007 and is entered into by and among:

                    Calamos Advisors Trust
                    Calamos Convertible and High Income Fund
                    Calamos Convertible Opportunities and Income Fund Calamos Global Total Return Fund
                    Calamos Investment Trust
                    Calamos Strategic Total Return Fund
                    Calamos Advisors LLC ("Calamos Advisors")
                    Calamos Asset Management, Inc.
                    Calamos Family Partners, Inc.
                    Calamos Financial Services LLC
                    Calamos Holdings LLC
                    Calamos Partners LLC
                    Calamos Profit Sharing 401(k) Plan

(each of such parties being referred to individually as a "PARTY" and collectively as the "PARTIES").

     In order to obtain joint-insureds fidelity bond insurance under an insurance policy (the "POLICY") on favorable terms, and in consideration of the mutual agreements set forth below, the Parties agree as follows:

     1. THE POLICY. The Parties agree to secure and maintain a Policy, which will insure each Party and, if such Party is an investment company (an "investment company") registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), its respective portfolios.

     2. PRIMARY COVERAGE. Each Party shall have "Primary Coverage" (i.e. minimum insured coverage) under the Policy, under which they are insured, as set forth in the Schedule to this Agreement, which Schedule may be amended from time to time by the Parties. Each Party who is an investment company shall have Primary Coverage in an amount at least equal to the amount required by applicable laws and regulations. This Agreement applies to the initial Policy and any future insurance policy insuring the same Insureds, all as modified from time to time. Each Party shall promptly take action to increase its Primary Coverage amount, which shall therefore increase the total amount (i.e. limit of liability) of the Policy, whenever required to comply with applicable federal statutes and regulations, including but not limited to Rule 17g-1 under the Investment Company Act.

     3. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

          (a) "AGENT" means Calamos Advisors or its successor, acting as agent for the Parties.

          (b) "COMMISSION" means the Securities and Exchange Commission.

          (c) "INSURED" means, a Party and, for investment companies, any portfolio of any Party and "Insureds" means all Parties and all portfolios of the Parties.

          (d) "INSURED LOSS" means a loss (including all related expenses) of an Insured that is covered under the Policy (including any endorsement thereof) or that would be so covered but for the exhaustion of the applicable limit of liability and any applicable deductible.

          (e) "POLICY PERIOD" means the period from the initial effective date of the Policy through the next succeeding anniversary date or the period from any anniversary date subsequent to the initial effective date through the next succeeding anniversary date (or any modification of such period as may be agreed to by the Parties and the insurer).

     4. ALLOCATION OF PREMIUMS. Each Party shall pay that portion of the Policy premium for any Policy Period equal to (i) the underwriter's estimate of relative cost to that Insured of a single-insured policy providing coverage similar to such policy but in an amount equal to the Primary Coverage allocated to that Insured under this Agreement, as such amount may be amended from time to time, in relation to (ii) the aggregate of the cost to all Insureds of such single-insured policies.

     5. ALLOCATION OF COVERAGES. The Policy is a "claims made" policy. Proceeds paid under the Policy shall be allocated among the Insureds as follows.

          (a) COVERAGE SUFFICIENT FOR ALL INSURED LOSSES. If the aggregate Insured Losses of all Insureds relating to claims with respect to a particular Policy Period are covered by proceeds of the Policy for that Policy Period, such proceeds shall be allocated among the Insureds according to their respective Insured Losses.

          (b) ALLOCATION OF INSUFFICIENT COVERAGE. If the aggregate Insured Losses of all Insureds relating to claims with respect to a particular Policy Period exceed the aggregate proceeds of the Policy for Insured Losses for that Policy Period, such proceeds shall be first allocated among the Insureds who sustained such losses in proportion to their respective Primary Coverages; and if, after such initial allocation, there are remaining proceeds for Insured Losses relating to that Policy Period, such remaining proceeds shall be further allocated among such Insureds whose Insured Losses have not yet been paid in proportion to such respective Primary Coverages of those Insureds (repeating this further allocation procedure until all of such proceeds have been allocated).

          (c) REALLOCATION. If all Insured Losses relating to a Policy Period under the Policy are not paid at the same time, the Insureds who claim such Insured Losses for that Policy Period shall make such provisions as they deem suitable to the particular circumstances (taking into account the size of any payments received, the size, nature and expected result of any remaining claims, and all other relevant factors) to permit a later reallocation of amounts first paid in accordance with this section 5.

     6. NOTICES. Each Insured agrees promptly to give to the Insurer all notices required under the Policy.

     7. AGENT. The Agent is hereby appointed as the agent for the Insureds for the purposes of seeking, negotiating and obtaining the Policy and of making, adjusting, receiving and enforcing payment of all claims under the Policy and otherwise dealing with the insurer with respect to the Policy. All expenses incurred by the Agent in its capacity as agent for claims shall be shared by the Parties and their respective Insureds on whose behalf the expenses were incurred in proportion to their Insured Losses.

     8. NOTIFICATION OF AGENT. Each Party shall promptly notify the Agent in writing of any circumstance that may give rise to a claim by such Party or its Insureds under the Policy.

     9. FILING WITH THE COMMISSION. Each Party, as required by Rule 17g-1 under
Section 17(g) of the Investment Company Act of 1940, shall file a copy of this Agreement and any amendment hereto with the Commission.

     10. MODIFICATION AND TERMINATION. This Agreement may be modified or amended from time to time by mutual written agreement among the Parties. It shall terminate with respect to any Insured as of the date such Insured ceases to be an insured under the Policy; provided that such termination shall not affect that Insured's rights and obligations hereunder with respect to any claims or Insured Losses relating to a period when that Insured was insured under the Policy. This Agreement may be terminated by either Party by written notice to the other Party given not less than 60 days prior to the date specified for termination.

     11. PRIOR AGREEMENTS. This Agreement shall supersede any prior agreement among the Parties relating to the allocation of premiums and coverage under any joint-insured policy bond providing fidelity coverage, and any such agreement is hereby terminated.

     12. FURTHER ASSURANCES. Each Party agrees to perform such further acts and execute such further documents as are necessary to effect the purposes hereof.

                            [Signature Page follows]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed.

CALAMOS ADVISORS TRUST                  CALAMOS ASSET MANAGEMENT, INC.


By /s/ James S. Hamman, Jr.             By /s/ Patrick H. Dudasik
   ----------------------------------      -------------------------------------


CALAMOS INVESTMENT TRUST                CALAMOS FAMILY PARTNERS, INC.


By /s/ James S. Hamman, Jr.             By /s/ Patrick H. Dudasik
   ----------------------------------      -------------------------------------


CALAMOS CONVERTIBLE AND HIGH INCOME     CALAMOS FINANCIAL SERVICES LLC
FUND

                                        By /s/ Patrick H. Dudasik
By /s/ James S. Hamman, Jr.                 ------------------------------------
   ----------------------------------

                                        CALAMOS HOLDINGS LLC
CALAMOS CONVERTIBLE OPPORTUNITIES AND
INCOME FUND
                                        By /s/ Patrick H. Dudasik
                                           -------------------------------------
By /s/ James S. Hamman, Jr.
   ----------------------------------
                                        CALAMOS PARTNERS LLC

CALAMOS GLOBAL TOTAL RETURN FUND
                                        By /s/ Patrick H. Dudasik
                                           -------------------------------------
By /s/ James S. Hamman, Jr.
   ----------------------------------
                                        CALAMOS PROFIT SHARING 401(K) PLAN

CALAMOS STRATEGIC TOTAL RETURN FUND
                                        By /s/ Patrick H. Dudasik
                                           -------------------------------------
By /s/ James S. Hamman, Jr.
   ----------------------------------


CALAMOS ADVISORS LLC


By /s/ Patrick H. Dudasik
   ----------------------------------

            SCHEDULE TO FIDELITY BOND INSURANCE ALLOCATION AGREEMENT
                          DATED AS OF JANUARY 31, 2007

PARTY                                               PRIMARY COVERAGE
-----                                               ----------------
Calamos Advisors Trust                                 $  350,000
Calamos Investment Trust                                2,500,000
Calamos Convertible and High Income Fund                1,250,000
Calamos Convertible Opportunities and Income Fund       1,250,000
Calamos Global Total Return Fund                          600,000
Calamos Strategic Total Return Fund                     2,100,000
Calamos Advisors LLC                                      335,000
Calamos Asset Management, Inc.                             40,000
Calamos Family Partners, Inc.                              35,000
Calamos Financial Services LLC                            135,000
Calamos Holdings LLC                                      135,000
Calamos Partners LLC                                      135,000
Calamos Profit Sharing 401(k) Plan                        135,000
   Total                                               $9,000,000